EXHIBIT 99.2



LOGO





Contact:    Niagara Corporation
            Michael Scharf, CEO
            (212) 317-1000


For Immediate Release

FRANK ARCHER JOINS NIAGARA CORPORATION BOARD



      New York, May 20, 1998 - Niagara Corporation (Nasdaq:NIAG) announced today that Frank Archer has joined its Board of Directors. Mr. Archer is President of Niagara LaSalle Corporation and LaSalle Steel Company, the Company's operating subsidiaries. He has over 25 years of experience in the cold finished bar industry.

      Niagara is the largest independent cold finished bar producer in the United States with facilities in Buffalo, New York; Chattanooga, Tennessee; Hammond and Griffith, Indiana; and Midlothian, Texas.